SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  November 28, 2012

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 W. STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

PSB Holdings, Inc. announced that, at its meeting on November 28, 2012, the company’s board of directors had increased the size of the board to twelve and appointed Lee A. Guenther as a director effective at the January 2013 board meeting.  Mr. Guenther will also serve as a director of the company’s wholly-owned subsidiary, Peoples State Bank.

Mr. Guenther, 60, is the Chief Executive Officer of T. A. Solberg Co., Inc., a closely held corporation that operates seven grocery stores, six convenience stores, and a variety of other retail-related businesses located in central and northern Wisconsin, operated by over 1,000 company employees.

Section 8 – Other Events

Item 8.01.

Other Events.

The Company also announced that, on November 28, 2012, its board of directors declared a regular semi-annual cash dividend of $.38 per share, payable December 28, 2012, to shareholders of record as of December 14, 2012.

A news release announcing the dividend declaration, as well as the appointment of Mr. Guenther to the board, is attached as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits.

Exhibit 99.1

News release dated November 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  November 30, 2012

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated November 28, 2012

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

99.1

News release dated November 30, 2012